UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007
MedQuist Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054

(address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (856) 206-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 21, 2007, MedQuist Inc. (the “Company”, “us” or “our”) entered into that certain Amended and Restated OEM Supply Agreement (the “Amended OEM Agreement”) by and between Philips Speech Recognition Systems GmbH f/k/a Philips Austria GmbH, Philips Speech Processing, a Republic of Austria corporation (“PSP”). The Amended OEM Agreement amends and restates that certain OEM Supply Agreement with PSP dated September 23, 2004, which is attached as an exhibit (with portions omitted and filed separately with the Securities and Exchange Commission (“SEC”) pursuant to a request for confidential treatment) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on July 5, 2007 (the “2005 Form 10-K”).
     PSP is an affiliate of the Company’s majority shareholder, Koninklijke Philips Electronics N.V., a corporation organized under the laws of The Netherlands (“Philips”). The Supervisory Committee of the Company’s Board of Directors, responsible for, among other things, the general oversight, administration, amendment and enforcement of all material agreements or arrangements between us and Philips, approved the Company’s execution of the Amended OEM Agreement. The Amended OEM Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment.
     Pursuant to the Amended OEM Agreement, the Company has purchased for an undisclosed amount a co-ownership interest in all right and interest in and to SpeechQ for Radiology together with its components, including object and source code for the SpeechQ for Radiology application and the SpeechQ for Radiology integration SDK (collectively, the “Product”), but excluding the SpeechMagic engine and SpeechMagic SDK which the Company separately licenses from PSP for a fee. Additionally, the Amended OEM Agreement provides that the Company shall receive, in exchange for a fee, the exclusive right in the United States, Canada and certain islands of the Caribbean (collectively, the “Exclusive Territory”) to sell, service and deliver the Product. In addition, PSP has agreed that for the term of the Amended OEM Agreement it will not release a front-end multi-user reporting solution (including one similar to the Product) in the medical market in the Exclusive Territory nor will it directly authorize or assist any of its affiliates to do so either; provided that the restriction does not prevent PSP’s affiliates from integrating SpeechMagic within their general medical application products. The Amended OEM Agreement further provides that the Company shall make payments to PSP for PSP’s development of an interim version of the software included in the Product (the “Interim Version”). Except for the Interim Version which the Company and PSP will co-own, the Amended OEM Agreement provides that any improvements, developments or other enhancements either the Company or PSP makes to the Product (collectively, “Improvements”) shall be owned exclusively by the party that developed such Improvement. Each party has the right to seek patent or other protection of the Improvements it owns independent of the other party.
     The term of the Amended OEM Agreement extends through June 30, 2010 and will automatically renew an additional three year term provided that the Company is in material compliance with the Amended OEM Agreement as of such date. If PSP decides to discontinue all business relating to the Product in the Exclusive Territory on or after June 30, 2010, PSP can effect such discontinuation by terminating the Amended OEM Agreement by providing the Company with six months’ prior written notice of such discontinuation, provided the earliest such notice can be delivered is June 30, 2010. Either party may terminate the Amended OEM Agreement for cause immediately in the event that a material breach by the other party remains uncured for more than 30 days following delivery of written notice or in the event that the other party becomes insolvent or files for bankruptcy.
     In addition to the Amended OEM Agreement, the Company is also party to that certain Licensing Agreement with PSP dated May 22, 2000 (the “Licensing Agreement”), as amended by Amendment No.1 dated January 1, 2002, Amendment No. 2 dated December 10, 2002, Amendment No. 3 dated August 10, 2003, Amendment No. 4 dated September 1, 2004, Amendment No. 5 dated December 30, 2005 and Amendment No. 6 dated February 13, 2007. Under the Licensing Agreement, the Company licenses PSP’s SpeechMagic speech recognition and processing software. The Licensing Agreement and each amendment thereto are attached as exhibits to the 2005 Form 10-K with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(e) – Agreements with Certain Officers
Letter Agreement with Nightingale and Associates, LLC (“Nightingale”)
          On September 19, 2007, the Company entered into a Letter Agreement (the “September 2007 Letter Agreement”) with Nightingale, further defining the terms under which Howard S. Hoffmann, the Company’s President and Chief Executive Officer, will continue providing services to the Company. Mr. Hoffmann currently serves as a Managing Partner of Nightingale. The September 2007 Letter Agreement amends the prior Letter Agreements between the Company and Nightingale dated July 29, 2004, December 16, 2004, September 12, 2006 (the “September 2006 Letter Agreement”) and January 8, 2007 (the “January 2007 Letter Agreement”), each of which are attached as exhibits to the 2005 Form 10-K. A copy of the September 2007 Letter Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
     Effective as of July 1, 2007, the September 2007 Letter Agreement extends the term of Mr. Hoffmann’s role as the Company’s President and Chief Executive Officer through February 29, 2008. Following termination of Mr. Hoffmann’s role as the Company’s President and Chief Executive Officer, Mr. Hoffmann will endeavor to make himself available for ongoing consultancy work on an as needed basis. Mr. Hoffmann’s fees for consultancy services following his departure as the Company’s President and Chief Executive Officer will be billed at his current hourly rate of $525 per hour.
     Under the terms of the September 2007 Letter Agreement, Nightingale’s fees for Mr. Hoffmann’s role as the Company’s President and Chief Executive Officer remain fixed at $120,000 per month from July 1, 2007 through February 29, 2008, plus out-of-pocket expenses. In addition to this fixed monthly fee, Nightingale may be entitled to receive certain bonus payments pursuant to the September 2007 Letter Agreement as follows:
•	2006 Discretionary Bonus. The September 2006 Letter Agreement provided that Nightingale may be entitled to an additional discretionary bonus payment of up to $240,000 in connection with Mr. Hoffmann’s service in 2006 as the Company’s interim Chief Executive Officer (the “2006 Discretionary Bonus”). In addition, the September 2006 Letter Agreement and the January 2007 Letter Agreement provided that the amount of the 2006 Discretionary Bonus, if any, that Nightingale could receive would be decided by a special committee of the Company’s Board of Directors (the “Committee”). The Committee has determined that Nightingale is entitled to $120,000 of the 2006 Discretionary Bonus, which shall be paid within 30 days of the date of the September 2007 Letter Agreement. Nightingale shall not be entitled to any additional payments pursuant to the 2006 Discretionary Bonus.

•	2007 Second Half Performance Bonus. Nightingale may be entitled to an additional performance related bonus payment of up to $240,000, which will be paid following the close of the Company’s 2007 fiscal year but no later than January 15, 2008, in connection with Mr. Hoffmann’s service from July 1, 2007 through December 31, 2007 as the Company’s President and Chief Executive Officer (the “2007 Second Half Performance Bonus”). The amount, if any, of the 2007 Second Half Performance Bonus that Nightingale is to receive will be based on the achievement of certain operational objectives that have been established by the Board of Directors of the Company and Nightingale. These operational objectives involve confidential strategic, commercial and financial information which, if disclosed, may result in competitive harm to the Company.

•	Engagement Bonus. Nightingale may receive an engagement completion bonus in the amount of $132,500 if Mr. Hoffmann serves as the Company’s President and Chief Executive Officer until

February 29, 2008 (the “Engagement Completion Bonus”). The Company will pay Nightingale the Engagement Completion Bonus in a lump sum within ten (10) business days following the earliest to occur of:
o	the termination of Nightingale’s engagement with the Company, including the retention of Mr. Hoffmann as the President and Chief Executive Officer of the Company (or any successor to its business) following the closing of a Strategic Transaction (as defined below), or

o	February 29, 2008, provided that Mr. Hoffmann has continuously served as the Company’s President and Chief Executive Officer through that date.
In the event of the termination of Nightingale’s engagement with the Company, including the retention of Mr. Hoffmann as the President and Chief Executive Officer of the Company, prior to the earlier to occur of the closing of a Strategic Transaction or February 29, 2008, the amount of the Engagement Completion Bonus due to the Nightingale, if any, shall be determined by the Board of Directors of the Company.

•	Strategic Transaction Bonus. Nightingale may receive a bonus (the “Success-Based Bonus”) in the amount of $132,500, if a Strategic Transaction is closed and either:
o	Mr. Hoffmann continues to serve as the Company’s President and Chief Executive Officer for the 90 day period immediately following the closing of a Strategic Transaction (the “Post-Closing Period”), or

o	Nightingale’s engagement with the Company (or any successor to its business), including the retention of Mr. Hoffmann as the President and Chief Executive Officer of the Company (or any successor to its business), is terminated upon the closing of a Strategic Transaction or at any time during the Post-Closing Period.
A “Strategic Transaction” includes:
o	a transaction or series of related transactions whereby the Company, directly or indirectly, acquires control of, or a significant interest in, another entity having an enterprise value of greater than $50,000,000, as determined by the Company’s Board of Directors (an “Acquisition Transaction”); or

o	a transaction or series of related transactions whereby, directly or indirectly, control of, or a significant interest in (other than solely a secured interest in us through a debt transaction), the Company or any of its businesses or assets is transferred for consideration, including, without limitation, a sale, acquisition or exchange of stock or assets, a lease or license of assets, or a merger, consolidation or reorganization, tender offer, leveraged buyout, “going private” transaction or other extraordinary corporate transaction or business combination involving the Company, including any such transaction in which our equity securities not held by Philips and its affiliates are acquired by a third-party (a “Sale Transaction”).
Notwithstanding the foregoing, a Strategic Transaction does not include a Sale Transaction or Acquisition Transaction with an affiliate of the Company or an affiliate of any holder of more than 50% of the Company’s capital stock.
The Company will pay the Success-Based Bonus to Nightingale in a lump sum within ten business days following the closing of a Strategic Transaction and the earliest to occur of the completion of the Post-Closing Period or the termination of Nightingale’s engagement with the Company (or any successor to its business), including the retention of Mr. Hoffmann as the President and Chief Executive Officer of the Company (or any successor to its business).
     For purposes of both the Engagement Completion Bonus and the Success-Based Bonus, Nightingale’s engagement with the Company, including the retention of Mr. Hoffmann as the President and Chief Executive Officer of the Company, shall not be deemed to have been terminated because Mr. Hoffmann ceases to be the President and Chief Executive Officer of the Company and becomes the President and Chief Executive Officer of any successor to the Company’s business following the completion of a Strategic Transaction on terms and conditions acceptable to such company and Nightingale.
Retention and Strategic Transaction Bonus Agreements with Certain Officers
    On September 20, 2007, the Company entered into individual Retention and Strategic Transaction Bonus Agreements (each a “Retention Agreement” and collectively the “Retention Agreements”) with certain officers of the Company including the following executive officers:
•	Kathy Donovan — Senior Vice President and Chief Financial Officer

•	Mark Sullivan — General Counsel, Chief Compliance Officer & Secretary

•	Mark Ivie — Senior Vice President and Chief Technology Officer

•	Michael Clark — Senior Vice President of Operations

•	Scott Bennett — Senior Vice President of Sales & Marketing
     The Company is a party to individual employment agreements with each of Ms. Donovan and Messrs. Ivie and Bennett. The Company is a party to individual letter agreements with each of Messrs. Sullivan and Clark establishing certain terms of their employment with the Company. Each of the agreements with Ms. Donovan and Messrs. Sullivan, Clark, Ivie and Bennett are attached as exhibits to the 2005 Form 10-K.
     The form of Retention Agreement entered into by Ms. Donovan and Messrs. Ivie and Bennett is substantially the same for each and is attached to this report as Exhibit 10.2. The form of Retention Agreement entered into by Messrs. Clark and Sullivan is substantially the same for each and is attached to this report as Exhibit 10.3. The form of Retention Agreement entered into by Ms. Donovan and Messrs. Ivie and Bennett includes provisions (described below) regarding their waiver of any right or entitlement that they may or may not have with respect to certain long-term incentive awards (the “Annual LTIP Award”) described in their employment agreement with the Company. With the exception of these provisions, the form of Retention Agreement entered into by Messrs. Clark and Sullivan is substantially the same as the form of Retention Agreement entered into by Ms. Donovan and Messrs. Ivie and Bennett.
     Under the terms of their respective Retention Agreements, Ms. Donovan and Messrs. Sullivan, Clark, Ivie and Bennett will each be entitled to potentially receive an amount equal to 150% of their respective target bonus amounts under the Company’s 2007 Management Incentive Plan (the “Retention Bonus”). 50% of the Retention Bonus (the “Service-Based Payment”) will become payable upon the earlier of February 29, 2008 or the completion of a Strategic Transaction; provided in each case that the officer remains continuously employed with the Company through such time. However, in the event that officer is terminated without “cause” (as defined in their respective employment agreement or letter agreement with us) prior to the date the service-based payment would otherwise be payable, all or a portion of the Service-Based Payment may be paid to that officer if, upon recommendation of the Company’s Chief Executive Officer, the payment is approved by the Company’s Board of Directors.

     The remaining 50% of the Retention Bonus will become payable if the Company successfully completes a Strategic Transaction and (i) the officer remains continuously employed by the Company (or the successor company as the case may be) for the 90 day period immediately following the closing of the Strategic Transaction; or (ii) the officer experiences an involuntary termination without cause (as defined below) at any time during the 90 day period immediately following the closing of the Strategic Transaction.
     For purposes of each Retention Agreement, an “involuntary termination without cause” means the officer’s (a) involuntary termination of employment by the Company other than for “cause” (as defined in the respective officer’s employment agreement or letter agreement, as applicable, with the Company) or (b) resignation due to relocation of the officer’s principal worksite to a location more than twenty-five (25) miles from his or her existing worksite. Under each Retention Agreement, the officer will not be deemed to have experienced an involuntary termination without cause if, in connection with or following the occurrence of a Strategic Transaction, the successor to the Company (if applicable) makes an offer to employ or retain the officer on terms and conditions acceptable to the officer.
     Payment of any portion of the amounts potentially due under the Retention Bonus Agreements to each of Ms. Donovan and Messrs. Ivie and Bennett are conditioned upon their execution of a waiver and release of claims against the Company expressly relinquishing any right or entitlement to receive the Annual LTIP Award described above.
Item 5.02(f) – Amendments to the Summary Compensation Table
     As described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on August 31, 2007 (the “2006 Form 10-K”), the Summary Compensation Table contained in Item 11, Executive Compensation (the “2006 Summary Compensation Table”), did not include Nightingale’s 2006 Discretionary Bonus for Mr. Hoffmann’s service to the Company as our President and Chief Executive Officer, as the amount payable pursuant to such bonus was not calculable as of the filing of the 2006 Form 10-K. As described above, the Committee has determined that $120,000 of the 2006 Discretionary Bonus shall be payable to Nightingale, and such amount will be paid to Nightingale within 30 days of the date of the September 2007 Letter Agreement. Nightingale shall not be entitled to any additional payments pursuant to the 2006 Discretionary Bonus.
     After giving effect to the Committee’s determination to pay Nightingale $120,000 of the 2006 Discretionary Bonus, the amounts reflected in the 2006 Summary Compensation Table for Mr. Hoffmann under the columns “All Other Compensation” and “Total” are each increased by $120,000 to $2,029,273. In addition, footnote (6) to the 2006 Summary Compensation Table is revised:
•	to increase the amount under the column “Other Contractual Payments” for Mr. Hoffmann by $120,000 to $2,006,452;

•	to update sub-footnote (c) to reference the $120,000 of the 2006 Discretionary Bonus payable to Nightingale; and

•	to deleted in its entirety sub-footnote (d).

Item 9.01 Financial Statements and Exhibits.
The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
10.1	Letter Agreement by and between MedQuist Inc. and Nightingale and Associates, LLC dated September 19, 2007

10.2	Form of Retention and Strategic Transaction Bonus Agreement for Ms. Donovan and Messrs. Ivie and Bennett

10.3	Form of Retention and Strategic Transaction Bonus Agreement for Messrs. Clark and Sullivan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.
Date: September 25, 2007	By:	/s/ Howard S. Hoffmann
		Name:	Howard S. Hoffmann
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement by and between MedQuist Inc. and Nightingale and Associates, LLC dated September 19, 2007

10.2	Form of Retention and Strategic Transaction Bonus Agreement for Ms. Donovan and Messrs. Ivie and Bennett

10.3	Form of Retention and Strategic Transaction Bonus Agreement for Messrs. Clark and Sullivan